Exhibit 99.1

RHINO RESOURCE PARTNERS LP

INTRODUCTION TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On March 19, 2014 (the “Closing Date”), Rhino Exploration LLC, a wholly owned subsidiary of Rhino Resource Partners LP (the “Partnership”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Gulfport Energy Corporation (“Gulfport”) and pursuant thereto sold the Partnership’s oil and gas properties in the Utica Shale region of eastern Ohio (the “Utica Assets”) for approximately $184 million (the “Purchase Price”). The Purchase Agreement is effective as of January 1, 2014 and the Purchase Price is adjusted for any unsettled expenditures made and/or proceeds received from the Partnership’s portion of its Utica Assets prior to the effective date. On the Closing Date, the Partnership was immediately due approximately $179 million, net of any adjustments described above, and the remaining approximately $5 million is scheduled to be paid within approximately 90 days of the Closing Date, subject to ongoing legal title work related to specific properties.  The Partnership used the initial proceeds of the sale of the Utica Assets to pay off approximately $177.4 million of the then outstanding balance on its credit facility.

The following unaudited pro forma consolidated financial statements and explanatory notes present how the consolidated financial statements of the Partnership may have appeared had the sale of the Utica Assets occurred as of December 31, 2013 (with respect to the balance sheet information presented) and had the sale of the Utica Assets occurred as of January 1, 2013 (with respect to the statement of operations information presented). In addition, the Partnership determined the sale of the Utica Assets constituted a discontinued operation and the year ended December 31, 2012 and 2011 statements of operations have been presented on a pro forma basis to exclude any operating activities from the Utica Assets for these periods.

The unaudited pro forma consolidated financial statements have been derived from, and should be read together with, the historical consolidated financial statements and the related notes of the Partnership included in its Annual Report on Form 10-K for the year ended December 31, 2013.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the results of operations or financial position of the Partnership would actually have been had the transactions described above occurred on the dates noted above, or to project the results of operations or financial position of the Partnership for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the transaction and are expected to have a continuing impact on the results of operations of the Partnership. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

RHINO RESOURCE PARTNERS LP

PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2013

(in thousands)

	Rhino Resource	Pro Forma Adjustments
	Partners LP (Historical)	Utica Assets Sale		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$423	$15,403	(1)	$15,826
Accounts receivable, net of allowance	25,915	(454	)(2)	25,461
Inventories	18,580			18,580
Advance royalties, current portion	179			179
Prepaid expenses and other	4,572			4,572
Total current assets	49,669	14,949		64,618
PROPERTY, PLANT AND EQUIPMENT:
At cost, including coal properties, mine development and construction costs	733,284	(58,576	)(2)	674,708
Less accumulated depreciation, depletion and amortization	(252,797)	3,079	(2)	(249,718)
Net property, plant & equipment	480,487	(55,497)		424,990
Advance royalties, net of current portion	5,580			5,580
Investment in unconsolidated affiliate	21,243			21,243
Intangible assets, net	1,148			1,148
Other non-current assets	9,640			9,640
TOTAL	$567,767	$(40,548)		$527,219
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$22,951	$(5,241	)(2)	$17,710
Accrued expenses and other	20,567			20,567
Current portion of long-term debt	1,024			1,024
Current portion of asset retirement obligations	1,614			1,614
Current portion of postretirement benefits	334			334
Total current liabilities	46,490	(5,241)		41,249
NON-CURRENT LIABILITIES
Long-term debt, net of current portion	170,022	(167,040	)(1)	2,982
Asset retirement obligations, net of current portion	32,878	(41	)(2)	32,837
Other non-current liabilities	16,220			16,220
Postretirement benefits, net of current portion	5,786			5,786
Total non-current liabilities	224,906	(167,081)		57,825
Total liabilities	271,396	(172,322)		99,074
PARTNERS’ CAPITAL:
Limited partners	283,339	129,138	(3)	412,477
General partner	10,801	2,636	(3)	13,437
Accumulated other comprehensive income	2,231			2,231
Total partners’ capital	296,371	131,774		428,145
TOTAL	$567,767	$(40,548)		$527,219

RHINO RESOURCE PARTNERS LP

PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands)

	Rhino Resource	Pro Forma Adjustments
	Partners LP (Historical)	Utica Assets Sale		Pro Forma Combined
REVENUES:
Coal sales	$236,601			$236,601
Freight and handling revenues	2,159			2,159
Other revenues	39,131	(5,626	)(1)	33,505
Total revenues	277,891	(5,626)		272,265
COSTS AND EXPENSES:
Cost of operations (exclusive of depreciation, depletion and amortization shown separately below)	201,042	(1,337	)(1)	199,705
Freight and handling costs	1,294			1,294
Depreciation, depletion and amortization	42,609	(2,982	)(1)	39,627
Selling, general and administrative (exclusive of depreciation, depletion and amortization shown separately above)	19,800			19,800
Asset impairment loss	1,667			1,667
(Gain) loss on sale/acquisition of assets—net	(10,359)			(10,359)
Total costs and expenses	256,053	(4,319)		251,734
INCOME FROM OPERATIONS	21,838	(1,307)		20,531
INTEREST AND OTHER INCOME (EXPENSE):
Interest expense and other	(7,898)	4,989	(2)	(2,909)
Interest income and other	207			207
Equity in net income (loss) of unconsolidated affiliates	(4,729)			(4,729)
Total interest and other income (expense)	(12,420)	4,989		(7,431)
INCOME BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	9,418	3,682		13,100
INCOME TAXES	—	—		—
NET INCOME FROM CONTINUING OPERATIONS	$9,418	$3,682		$13,100

General partner’s interest in net income	$188	74	(3)	$262
Common unitholders’ interest in net income	$5,217	2,019	(3)	$7,236
Subordinated unitholders’ interest in net income	$4,013	1,589	(3)	$5,602
Net income per limited partner unit, basic:
Common units	$0.33	0.13	(3)	$0.46
Subordinated units	$0.32	0.13	(3)	$0.45
Net income per limited partner unit, diluted:
Common units	$0.33	0.13	(3)	$0.46
Subordinated units	$0.32	0.13	(3)	$0.45
Weighted average number of limited partner units outstanding, basic:
Common units	15,751			15,751
Subordinated units	12,397			12,397
Weighted average number of limited partner units outstanding, diluted:
Common units	15,760			15,760
Subordinated units	12,397			12,397

RHINO RESOURCE PARTNERS LP

PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(in thousands)

	Rhino Resource	Pro Forma Adjustments
	Partners LP (Historical)	Utica Assets Sale		Pro Forma Combined
REVENUES:
Coal sales	$304,568			$304,568
Freight and handling revenues	6,357			6,357
Other revenues	41,066	(248	)(1)	40,818
Total revenues	351,991	(248)		351,743
COSTS AND EXPENSES:
Cost of operations (exclusive of depreciation, depletion and amortization shown separately below)	247,783	(108	)(1)	247,675
Freight and handling costs	5,833			5,833
Depreciation, depletion and amortization	41,370	(96	)(1)	41,274
Selling, general and administrative (exclusive of depreciation, depletion and amortization shown separately above)	20,442			20,442
(Gain) loss on sale/acquisition of assets—net	(4,890)			(4,890)
Total costs and expenses	310,538	(204)		310,334
INCOME FROM OPERATIONS	41,453	(44)		41,409
INTEREST AND OTHER INCOME (EXPENSE):
Interest expense and other	(7,767)			(7,767)
Interest income and other	92			92
Equity in net income (loss) of unconsolidated affiliates	5,757			5,757
Total interest and other income (expense)	(1,918)	—		(1,918)
INCOME BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	39,535	(44)		39,491
INCOME TAXES	—	—		—
NET INCOME FROM CONTINUING OPERATIONS	$39,535	$(44)		$39,491

General partner’s interest in net income	$790	—	(3)	$790
Common unitholders’ interest in net income	$21,422	(24	)(3)	$21,398
Subordinated unitholders’ interest in net income	$17,323	(20	)(3)	$17,303
Net income per limited partner unit, basic:
Common units	$1.40	—	(3)	$1.40
Subordinated units	$1.40	—	(3)	$1.40
Net income per limited partner unit, diluted:
Common units	$1.40	—	(3)	$1.40
Subordinated units	$1.40	—	(3)	$1.40
Weighted average number of limited partner units outstanding, basic:
Common units	15,331			15,331
Subordinated units	12,397			12,397
Weighted average number of limited partner units outstanding, diluted:
Common units	15,335			15,335
Subordinated units	12,397			12,397

RHINO RESOURCE PARTNERS LP

PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands)

		Pro Forma Adjustments
	Rhino Resource Partners LP (Historical)	Utica Assets Sale	Pro Forma Combined
REVENUES:
Coal sales	$333,876		$333,876
Freight and handling revenues	5,750		5,750
Other revenues	27,595		27,595
Total revenues	367,221	—	367,221
COSTS AND EXPENSES:
Cost of operations (exclusive of depreciation, depletion and amortization shown separately below)	267,603		267,603
Freight and handling costs	4,329		4,329
Depreciation, depletion and amortization	36,325		36,325
Selling, general and administrative (exclusive of depreciation, depletion and amortization shown separately above)	21,815		21,815
(Gain) loss on sale/acquisition of assets—net	(3,172)		(3,172)
Total costs and expenses	326,900	—	326,900
INCOME FROM OPERATIONS	40,321	—	40,321
INTEREST AND OTHER INCOME (EXPENSE):
Interest expense and other	(6,062)		(6,062)
Interest income and other	51		51
Equity in net income (loss) of unconsolidated affiliates	2,988		2,988
Total interest and other income (expense)	(3,023)	—	(3,023)
INCOME BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	37,298	—	37,298
INCOME TAXES	—	—	—
NET INCOME FROM CONTINUING OPERATIONS	$37,298	$—	$37,298

General partner’s interest in net income	$746		$746
Common unitholders’ interest in net income	$19,205		$19,205
Subordinated unitholders’ interest in net income	$17,347		$17,347
Net income per limited partner unit, basic:
Common units	$1.40		$1.40
Subordinated units	$1.40		$1.40
Net income per limited partner unit, diluted:
Common units	$1.40		$1.40
Subordinated units	$1.40		$1.40
Weighted average number of limited partner units outstanding, basic:
Common units	13,725		13,725
Subordinated units	12,397		12,397
Weighted average number of limited partner units outstanding, diluted:
Common units	13,744		13,744
Subordinated units	12,397		12,397

Pro Forma Adjustments

Statement of Financial Position

(1)                                 Reflects the receipt of the total proceeds from the Utica Assets sale of $182.4 million less the payoff of the balance on the Partnership’s revolving credit facility of approximately $167.0 million, which equals the pro forma net increase in cash of approximately $15.4 million.

(2)                                 The specific balance sheet items associated with the Utica Assets sale are adjusted to arrive at the pro forma balances at December 31, 2013.

(3)                                 The net pro forma gain calculated on the Utica Assets sale as of December 31, 2013 is allocated to the specific components of Partners’ capital based upon the method outlined in the Partnership’s second amended and restated agreement of limited partnership.  The net pro forma gain on the Utica Assets sale is calculated as follows:

As of December 31, 2013
(thousands)
Total cash received	$182,443
Accounts receivable	(454)
Property, plant and equipment, at cost	(58,576)
Accumulated depreciation, depletion and amortization	3,079
Accounts payable	5,241
Asset retirement obligations, net of current portion	41
Net gain on Utica Assets sale	$131,774

Statement of Operations

(1)                                 Reflects the adjustments of the revenue, cost of operations and depreciation, depletion and amortization components associated with the Utica Assets that would not be present during any of the applicable years presented.  Note there were no operating activities for the Utica Assets for the year ended December 31, 2011.

(2)                                 The pro forma adjustment for interest expense contains various components.  Assuming the Utica Assets sale occurred on January 1, 2013, the Partnership would have repaid the outstanding balance on the revolving credit facility and would have avoided the interest expense occurred on the revolving credit facility during the year ended December 31, 2013.  In addition, the Partnership would have amended the revolving credit facility on January 1, 2013 to a total borrowing capacity of $200 million, identical to the revolving credit facility amendment executed on the Closing Date.  The pro forma zero balance on the revolving credit facility at January 1, 2013 would have lowered the unused revolving credit facility rate to 0.375% from 0.50% and would have lowered the letters of credit (“LOC”) fee rate to 2.50% from 3.00% for the year ended December 31, 2013.  The table below reflects the calculation for the change in interest expense for the year ended December 31, 2013.

For the year ended December 31, 2013
(thousands)
Interest expense related to revolving credit facility	(5,093)
Interest expense related to unused fee on revolving credit facility	(544)
Pro forma interest expense saved on LOC fees	(112)
Pro forma unused credit facility fee	760
Interest expense avoided	(4,989)

The detail of the pro forma amounts calculated for the interest expense saved on LOC fees and the unused credit facility fee are detailed below.

Letters of Credit Fees
(in thousands, except interest rate amounts)
Average LOC’s outstanding during the year ended December 31, 2013	$22,039
Interest rate differential on LOC’s for the year ended December 31, 2013	0.500%
Pro forma interest expense saved on LOC fees for the year ended December 31, 2013	$112

Unused Credit Facility Fee
(in thousands, except interest rate amounts)
Revolving credit facility pro forma unused amount	$200,000
Interest rate for unused amount on revolving credit facility	0.375%
Pro forma unused revolving credit facility fee for the year ended December 31, 2013	$760

(3)                                 For the years ended December 31, 2013 and 2012, the allocation of the change in pro forma net income to each applicable partners’ interest is based upon the method outlined in the Partnership’s second amended and restated agreement of limited partnership.  The pro forma adjustments for earnings per common and subordinated unit are based upon the pro forma adjustments for net income applicable to each limited partner class, divided by the weighted average number of units outstanding applicable to each partner class.